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                                                                    Exhibit 23.1

                  Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated February 12, 1999 and February 25, 1997 included in Boykin Lodging Company's Form 10-K for the year ended December 31, 1998, and to all references to our Firm included in this registration statement.

Cleveland, Ohio
June 4, 1999                                           /s/ Arthur Andersen LLP